Exhibit 4.14

mmO2 plc

THE mmO2 SHARE OPTION PLAN

As adopted by the Board of the Company on 31 August 2001 and approved by British Telecommunications PLC in general meeting on 23 October 2001

THE mmO2 SHARE OPTION PLAN

I

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7. General offer, scheme of arrangement or voluntary winding-up of the Company	35
8. How Options are exercised	37
9. Adjustment of Options	38
10. The exchange of Options	39
11. Amending the Approved Plan	41
12. General	42

Definitions Appendix	45

II

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RULES OF THE mmO2 UNAPPROVED SHARE OPTION PLAN

1.	HOW THE UNAPPROVED PLAN WILL OPERATE

1.1	Policies set by the Board

The Board will set the policies for the Company’s operation and administration of the Unapproved Plan within the terms of the Rules, which shall include the determination of:

1.1.1	the Eligible Employees who will be eligible from time to time for the grant of an Option;

1.1.2	the maximum Market Value of Shares which may be put under an Eligible Employee’s Option;

1.1.3	what Option Price will apply to each Eligible Employee’s Option;

1.1.4	whether any performance target(s) will apply to the grant and/or exercise of each Eligible Employee’s Option;

1.1.5	how Options are granted; and

1.1.6	the extent to which Options may be exercised when Participants cease Employment.

The Board can change any of its policies at any time but it cannot change its policies to the detriment of a Participant’s subsisting Options.

1.2	Participation and the grant of Options

An Eligible Employee may be recommended from time to time for the grant of an Option. Options will be granted by the Company in accordance with the Rules. Alternatively, the Company may request the Trustee to grant the Option or agree to satisfy the exercise of any Option granted in accordance with the Rules. Options will be granted by deed. A single deed of grant can be executed in favour of any number of Eligible Employees.

1.3	The Option Price

An Option will be granted at the Option Price determined by the Company in accordance with the Rules.

1.4	When Options will be granted

The Date of Grant of an Option must be chosen so that each Dealing Day which is taken into account to calculate the Option Price is within a Grant Period.

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1.5	Confirmation that an Option has been granted

A Participant who has been granted an Option will be sent, as soon as administratively practicable and subject to Rule 1.8, an Option certificate confirming the grant of the Option and the terms on which it is granted.

1.6	An Option is personal to the Participant

An Option cannot be transferred, assigned, charged or otherwise disposed of. On the death of a Participant, his Option can be transmitted to his personal representatives.

1.7	An Option is subject to the Rules but may be renounced

An Option is granted incorporating and subject to the Rules. A Participant may renounce his Option, in whole or in part, within 30 days following the Date of Grant and, to the extent renounced, the Option will be treated as if it had never been granted.

1.8	An Option may be granted so as to be exercisable in separate parts

An Option may be granted so as to be first exercisable in respect of a specific number of Shares on different Specified Anniversaries. Where a Participant has been granted an Option on this basis, he will receive a separate Option certificate in respect of each part of the Option. Each Option certificate will specify the number of Shares in respect of which that part of the Option is exercisable and the Specified Anniversary when that part of the Option will, unless otherwise provided in the Rules, first become exercisable. Where an Option has been granted in accordance with this Rule 1.8, any reference in the Rules to the exercise, exercisability or lapse of an Option will be read, where necessary, as relating to the exercise or lapse of that Option in respect of the number of Shares and with the Specified Anniversary referred to in each applicable Option certificate.

2.	PERFORMANCE TARGETS

2.1	Performance targets on grant or exercise of an Option

The grant or exercise of an Option may be subject to a performance target selected by the Company which, in the case of a performance target on exercise, will normally have to be met before the Option can be exercised. The exercise of an Option can be subject to any additional terms and conditions the Company considers appropriate. If an Option is subject to any performance target or any additional terms and conditions, these will be specified at the Date of Grant. Where an Option has been granted subject to a performance target, the Company will have complete discretion to decide whether and to what extent that performance target has been met. If an Option is exchanged under Rule 10, the performance target can be varied by the Remuneration Committee to take account of this.

2.2	Different performance targets can apply to different Eligible Employees

Options can be subject to different performance targets for each Eligible Employee.

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3.	THE LIMIT ON THE NUMBER OF SHARES WHICH CAN BE ISSUED

3.1	The limit for all Shares issued under the Unapproved Plan

The number of Shares which can be allocated under the Unapproved Plan on any day, when aggregated with the number of Shares allocated in the previous 10 years under the Approved Plan and any other Employees’ Share Scheme, cannot exceed 10 per cent. of the ordinary issued share capital of the Company from time to time.

3.2	Meaning of allocation and exclusion from these limits

The references in this Rule 3 to the “allocation” of Shares mean, in the case of any share option plan, the placing of unissued Shares under option and, in the case of any other Employees’ Share Scheme, the issue and allotment of Shares. For the purposes of the limit in this Rule 3:

3.2.1	Shares where the right to acquire such Shares was released, cancelled or lapsed without being exercised will be ignored; and

3.2.2	to the extent that the exercise of Options is to be satisfied by the transfer of Shares already in issue, those Options will not be treated as granted over unissued Shares.

3.3	Adjustment to Shares to be taken into account

Where Shares issued under the Unapproved Plan, the Approved Plan or any other Employees’ Share Scheme of the Company are to be taken into account for the purposes of any of the limits in this Rule 3 and a Variation in the equity share capital of the Company has taken place between the date of issue of any such Shares and the date on which any such limit is to be calculated, the number of such Shares which will be taken into account for the purposes of any such limit will be adjusted in such manner as the Company considers appropriate to take account of the Variation.

3.4	The individual limit

A limit on the Market Value (at the Date of Grant) of Shares which may be put under Option on an annual basis in respect of any Eligible Employee will be set from time to time by the Remuneration Committee. No Option will be granted to an Eligible Employee in excess of this limit without the prior approval of the Remuneration Committee.

3.5	Purported grant of an Option in excess of limits

If an Option is purported to be granted in breach of the limit in:

3.5.1
Rule 3.1, the number of Shares over which that Option has been granted will, with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number as would comply with Rule 3.1. In any case where this Rule 3.5.1 operates, when the number of Shares under the Option has been adjusted accordingly, an

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Option will take effect from the Date of Grant as if it had been granted on the adjusted terms; and

3.5.2
Rule 3.4, the number of Shares over which that Option has been granted will be reduced to the largest lower number as would comply with Rule 3.4 and the Option will take effect from the Date of Grant as if it had been granted over such lower number of Shares at the outset.

4.	THE EXERCISE OF OPTIONS

4.1	When an Option can be exercised

Subject to Rule 1.8, Rule 4.2 (if appropriate), Rule 5 and Rule 7, an Option shall first be exercisable (in whole or in part) at any time following the Specified Anniversary of the Date of Grant.

4.2	Satisfaction of any performance target

An Option can only be exercised:

4.2.1	if any performance target that it was subject to has been satisfied, unless the performance target is waived by the Company or, if the Rules so specify, by the Remuneration Committee; and

4.2.2	in accordance with any additional terms and conditions to which it is subject.

5.	THE CESSATION OF EMPLOYMENT

5.1	Normal provision

If a Participant ceases to be in Employment his Options will, unless otherwise provided in the Rules, lapse on the date he so ceases.

5.2	Death

If a Participant dies at any time when an Option granted to him is outstanding, the Option will be and remain capable of exercise (whether or not the Option is already exercisable, and whether or not any performance target has been satisfied) until the expiry of 12 months from the date of his death, after which the Option will lapse.

5.3	If a Participant ceases to be in Employment because of ill-health or disability

If a Participant ceases to be in Employment because of ill-health or disability:

5.3.1
in respect of an Option which is subject to a performance target, he will (whether or not the Option is already exercisable, and whether or not the performance target has been satisfied) be entitled to exercise that Option in full for the period of 12 months from the date he so ceases Employment provided

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that, in the case of an Option which has not satisfied its performance target at the date of such cessation, the Company may, at its discretion:

(a)
preserve the Option on terms that it will only become exercisable if and to the extent that the performance target is met at the first (or next) opportunity for testing the performance target (the Option being exercisable for a period of 3 months from such date, to the extent the performance target is satisfied); or

(b)
test the performance target (making such modifications to the performance target as the Company sees fit) as at the time the Participant leaves employment (the Option being exercisable for a period of 3 months from such date, to the extent the performance target is satisfied); and

5.3.2
in respect of any other Option, he will be entitled to exercise that Option for the period of 12 months from the date he so ceases Employment, but only in respect of that proportion of the Shares under the Option which are exercisable as at the date of such cessation and such further proportion of the Shares under the Option which become exercisable during the said 12 month period.

5.4	If a Participant ceases to be in Employment because of Retirement

If a Participant ceases to be in Employment because of Retirement:

5.4.1
in respect of an Option which is subject to a performance target, he will be entitled to exercise that Option for the period of 12 months after the date he so ceases Employment, but only if and to the extent that the performance target has been satisfied as at the date of such cessation (or within the said 12 month period), provided that:

(a)
if the performance target is only satisfied during the last 3 months of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target is satisfied (to the extent that the Option has become exercisable); and

(b)
if the first opportunity for testing the performance target occurs after the end of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target can first be tested (to the extent that the Option becomes exercisable on that first testing opportunity); and

5.4.2
in respect of any other Option, he will be entitled to exercise that Option for the period of 12 months from the date he so ceases Employment, but only in respect of that proportion of the Shares under the Option which are exercisable as at the date of such cessation and such further proportion of the Shares under the Option which become exercisable during the said 12 month period.

5.5	If a Participant ceases to be in Employment because of the sale of a company or business

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If a Participant ceases to be in Employment because the company in the Group which employs him ceases to be a Participating Company or an Associated Company or because of the transfer or sale of the undertaking (or part of the undertaking) in which he is employed to a person who is neither a Participating Company nor an Associated Company:

5.5.1
in respect of an Option which is subject to a performance target, he will be entitled to exercise that Option for the period of 12 months after the date he so ceases Employment, but only if and to the extent that the performance target has been satisfied as at the date of such cessation (or within the said 12 month period), provided that:

(a)
if the performance target is only satisfied during the last 3 months of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target is satisfied (to the extent that the Option has become exercisable);

(b)
if the first opportunity for testing the performance target occurs after the end of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target can first be tested (to the extent that the Option becomes exercisable on that first testing opportunity); and

(c)	the Company may, at its discretion, waive the performance target.

5.5.2
in respect of any other Option, he will be entitled to exercise that Option for the period of 12 months from the date he so ceases Employment, but only in respect of that proportion of the Shares under the Option which are exercisable as at the date of such cessation and such further proportion of the Shares under the Option which become exercisable during the said 12 month period.

5.6	If a Participant ceases to be in Employment in other circumstances

If a Participant gives or is given notice to leave Employment or ceases to be in Employment without any notice having been given in any circumstances other than the ones referred to in Rule 5.2, Rule 5.3, Rule 5.4 or Rule 5.5, the Participant’s Options will lapse on the date the Participant ceases Employment, unless the Company decides otherwise. If the Company does decide to exercise its discretion under this Rule 5.6:

5.6.1
in respect of an Option which is subject to a performance target, he will be entitled to exercise that Option for the period of 12 months after the date he so ceases Employment, but only if and to the extent that the performance target has been satisfied as at the date of such cessation (or within the said 12 month period), provided that:

(a)	if the performance target is only satisfied during the last 3 months of the said 12 month period, the Option may be exercised within the

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period of 3 months from the date on which the performance target is satisfied (to the extent that the Option has become exercisable);

(b)
if the first opportunity for testing the performance target occurs after the end of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target can first be tested (to the extent that the Option becomes exercisable on that first testing opportunity); and

(c)	the Company may, at its discretion, waive the performance target.

5.6.2
in respect of any other Option, he will be entitled to exercise that Option for the period of 12 months from the date he so ceases Employment, but only in respect of that proportion of the Shares under the Option which are exercisable as at the date of such cessation and such further proportion of the Shares under the Option which become exercisable during the said 12 month period.

5.7	Lapse of Options in relation to Rules 5.3 to 5.6

An Option shall lapse at the end of the applicable period referred to Rule 5.3 to 5.6, to the extent that it has not become exercisable.

5.8	Change of circumstances of Employment – deferral of exercise and lapse provisions

If a Participant ceases to be in Employment but continues to provide services to the Group or becomes employed by an Associated Undertaking, the Company can decide that the Participant is deemed not to have ceased Employment and that his Options will continue to be held subject to the Rules. This Rule 5 will apply when he subsequently ceases to provide services to the Group or when he ceases to be employed by an Associated Undertaking and is not re-employed by a member of the Group, or in such other circumstances as the Company considers appropriate.

5.9	Exercise of discretion in relation to Options

To the extent that the Company decides to exercise any discretion it has under Rule 5, it must give written notice to the Participant (and, if appropriate, the Trustee) as soon as reasonably practicable, and must confirm the date on which the Option will lapse.

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6.	THE LAPSE OF OPTIONS

6.1	When Options lapse

A Participant’s Option will lapse to the extent that it has not been exercised (whether or not it became exercisable) on the earliest of:

6.1.1	normal lapse time: the tenth anniversary of the Date of Grant;

6.1.2	cessation of Employment: his cessation of Employment, unless the Rules provide otherwise;

6.1.3
general offers, schemes of arrangement or voluntary winding-up of Company: the expiry of the relevant period referred to in Rule 7.1, Rule 7.4, Rule 7.5, Rule 7.6, Rule 7.7, Rule 7.9 or Rule 7.11 unless those Rules provide otherwise; and

6.1.4	insolvency: the date on which the Participant enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him.

6.2	Avoidance of lapse of Options where Rule 7 applies

An Option will not lapse because of Rule 6.1.2 if the Option would lapse under that Rule in a period when the Option is exercisable under Rule 7, although the Option will lapse at the end of that period. This Rule is subject to Rule 6.1.1.

6.3	Female Participants on maternity leave

For the purposes of this Rule 6, a female Participant on maternity leave will not cease to be in Employment until the earlier of the date on which she notifies her employer of her intention not to return to work or the date on which she ceases to have statutory or contractual rights to return to work.

7.	GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING-UP OF THE COMPANY

7.1	General offer: Options subject to a performance target

If an offeror (either alone or together with any party acting in concert with him) obtains Control of the Company as a result of a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) an Option which is subject to a performance target will, subject to the remainder of this Rule, Rule 6 and Rule 7.4, be exercisable at any time during the period of six months following the change of Control of the Company but only to the extent permitted by the Remuneration Committee in accordance with Rule 7.2. After that period, all such

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Options that are unexercised (other than where New Options are granted under Rule 10 in connection with the change of Control) will lapse. To the extent that exercise of the Option is not permitted by the Remuneration Committee in accordance with Rule 7.2, it will lapse immediately on the change of Control taking effect (or such longer period, not exceeding one month, as may be necessary for the Remuneration Committee to determine whether a New Option is to be granted under Rule 10).

7.2	The discretion of the Remuneration Committee

As soon as practicable after a general offer has been made the Remuneration Committee will confirm the minimum extent to which an Option which is subject to a performance target will become exercisable under Rule 7.1, to the extent that the performance target has been met up to the change of Control taking effect. Subject to this, the Remuneration Committee may decide to take such other factors into account which it reasonably and objectively believes to be relevant in determining the extent to which the Option may be exercised beyond the extent to which the performance target has been met. Options which do not become exercisable may be permitted by the Remuneration Committee to be released in consideration of the grant of New Options under Rule 10.

7.3	Extension to Participants of general offer

The Company will use its best endeavours to procure that if a Participant acquires Shares pursuant to the exercise of an Option in accordance with Rule 7.1 or Rule 7.5 and those Shares were not the subject of the general offer, the offeror will make an offer to acquire from the Participant his Shares on the same terms as Shares of the same class were acquired under the general offer.

7.4	Compulsory purchase of minority interest in the share capital of the Company: Options subject to a performance target

If any person becomes entitled to give a notice under Sections 428 to 430F of the Companies Act 1985 to acquire any Shares (or would be so entitled but for the fact that there were no dissenting shareholders) each Participant will be notified of this as soon as possible. A Participant can exercise any Option subject to a performance target at any time while such person is so entitled but only to the extent permitted by the Remuneration Committee in accordance with Rule 7.2. After such person ceases to be so entitled, all such Options that are unexercised (other than where New Options are granted under Rule 10) will lapse.

7.5	General offer: Options not subject to a performance target

If an offeror (either alone or together with any party acting in concert with him) obtains Control of the Company as a result of a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) an Option which is not subject to a performance target will, subject to the remainder of this Rule, Rule 6 and Rule 7.6, be exercisable at any time during the period of six months following the change of Control of the Company. After that period, all such Options that are unexercised (other than New Options granted under Rule 10 in connection

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with the change of Control) will lapse. However, if, in accordance with Rule 10, a release of Options is offered in connection with the change of Control, an Option which is not subject to a performance target will not be exercisable under this Rule 7.5 or Rule 7.6 (unless the Remuneration Committee, at its absolute discretion, permits Options to be exercised).

7.6	Compulsory purchase of minority interest in the share capital of the Company: Options not subject to a performance target

If any person becomes entitled to give a notice under Sections 428 to 430F of the Companies Act 1985 to acquire any Shares (or would be so entitled but for the fact that there were no dissenting shareholders) each Participant will be notified of this as soon as possible. Subject to Rule 7.5, a Participant can exercise an Option which is not subject to a performance target at any time while such a person is so entitled. After such person ceases to be so entitled, all such Options that are unexercised (other than New Options granted under Rule 10) will lapse.

7.7	Scheme of arrangement: Options subject to a performance target

If the court directs that a meeting of the holders of Shares should be convened under Section 425 of the Companies Act 1985 to consider a scheme of arrangement, an Option which is subject to a performance target will, subject to the remainder of this Rule 7.7, be exercisable (conditionally on the scheme of arrangement being sanctioned by the court) from the date of the court’s direction until midday on the day immediately before the date for which the shareholders’ meeting is convened, but only to the extent permitted by the Remuneration Committee in accordance with Rule 7.8. That Option shall then lapse, to the extent not exercised (and to the extent that a New Option will not be granted under Rule 10), on the date the scheme of arrangement is sanctioned by the court. If, however, the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, where such holding company would, following the scheme of arrangement, have substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement, Rule 10 may, with the consent of the Board, apply. If Rule 10 does apply, an Option subject to a performance target will not be exercisable under this Rule 7.7.

7.8	The discretion of the Remuneration Committee

As soon as practicable after the date of the court’s direction the Remuneration Committee will confirm the minimum extent to which an Option which is subject to a performance target will be exercisable under Rule 7.7, to the extent that the performance target has been met up to the date the scheme of arrangement is sanctioned by the court. Subject to this, the Remuneration Committee may decide to take such other factors into account as it reasonably and objectively believes to be relevant in determining the extent to which the Option may be exercised beyond the extent to which the performance target has been met.

7.9	Scheme of arrangement : Options not subject to a performance target

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If the court directs that a meeting of the holders of Shares should be convened under Section 425 of the Companies Act 1985 to consider a scheme of arrangement, an Option which is not subject to a performance target will be exercisable (conditionally on the scheme of arrangement being sanctioned by the court) from the date of the court’s direction until midday on the day immediately before the date for which the shareholders’ meeting is convened. Subject to the operation of Rule 10, a Participant’s Option shall then lapse, to the extent not exercised, on the date the scheme of arrangement is sanctioned by the court. However, if, in accordance with Rule 10, a release of Options is offered in connection with the scheme of arrangement, an Option which is not subject to a performance target will not be exercisable under this Rule 7.9 (unless the Remuneration Committee, at its absolute discretion, permits Options to be exercised).

7.10	Extension to Participants of scheme of arrangement

The Company shall use its best endeavours to procure that where the Participant has conditionally exercised his Option pursuant to Rule 7.7 or 7.9 above, the scheme of arrangement shall be extended to the Shares in respect of which the Option was conditionally exercised as if such Shares had been allotted and issued or transferred, as appropriate, to him by the time the scheme of arrangement is sanctioned by the court.

7.11	Voluntary winding-up of the Company

At any time before a resolution for a member’s voluntary winding-up of the Company (of which each Participant must be given notice) is passed, a Participant may exercise his Option conditionally on the resolution being passed. If such a resolution is passed, all Options will immediately lapse to the extent that they have not been exercised.

8.	HOW OPTIONS ARE EXERCISED

8.1	Notice of exercise must be given

An Option will be exercised on the date the Participant delivers to the Company:

8.1.1	a notice of exercise in a manner specified by the Company; and

8.1.2	payment in full of the Option Price for the aggregate number of Shares over which the Option is to be exercised.

The Participant may be permitted by the Company to pay the Option Price in a currency other than that in which the Option was granted, on the basis of such arrangements agreed by the Company. The notice of exercise is not effective until the Company is satisfied that all the necessary documentation and/or information has been provided.

8.2	Payment of taxes etc.

The exercise of an Option is subject to any withholdings that may be necessary on account of a Participant’s Tax Liability in respect of the Option. Unless the

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Participant makes arrangements (satisfactory to the Company) to provide payment in respect of his Tax Liability, the Participant agrees that the Company or any relevant company in the Group will make arrangements to sell on behalf of the Participant such number of Shares acquired on the exercise of an Option as is necessary to discharge the Tax Liability.

8.3	What a Participant gets when he has exercised

Subject to Rule 8.4, the Company will allot or procure the transfer of the Shares in respect of which the Option has been exercised to the Participant or his nominee, less any Shares sold under Rule 8.2, within 30 days following the date of exercise of the Option.

8.4	Consents and approvals

The allotment or transfer of Shares under the Unapproved Plan is subject to obtaining any approval or consent required. The Company will, if appropriate, apply to the London Stock Exchange for Shares issued under the Unapproved Plan to be admitted to the Official List (unless listing has already been granted).

8.5	Ranking of Shares

Shares allotted or transferred to a Participant under the Unapproved Plan will rank equally in all respects with Shares of the same class. However, they will not be entitled to any rights attaching to Shares by reference to a record date before the date of exercise of the Option.

9	THE ADJUSTMENT OF OPTIONS

9.1	Variation in equity share capital

If there is a Variation in the equity share capital of the Company:

9.1.1	the number and/or the nominal value of Shares over which an Option is granted; and/or

9.1.2	the Option Price; and/or

9.1.3
where an Option has been exercised but at the date of the Variation no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted and the Option Price may be adjusted by the Company in such manner as is appropriate so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the aggregate Option Price will be the same.

9.2	Nominal value of Shares

Apart from under this Rule 9.2, no adjustment under Rule 9.1 can have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option

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subsists over both issued and unissued Shares, any such adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board will be authorised to:

9.2.1
capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted aggregate Option Price; and

9.2.2
apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount.

9.3	Participants notified of adjustments

Participants will be notified of any adjustment made under this Rule 9 so that their Option certificates can be called in or cancelled and re-issued.

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10.	THE EXCHANGE OF OPTIONS

10.1	The Acquiring Company

If any company (the “Acquiring Company”):

10.1.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)	the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)	all the Shares in the Company which arc of the same class as the Shares;

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

10.1.2	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

10.1.3	becomes bound or entitled to acquire Shares under Sections 428 to 430F of that Act;

any Participant can (subject to the remainder of this Rule), at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option (“the Old Option”) in consideration of the grant to him of an Option (“the New Option”) which is equivalent to the Old Option but relates to shares in a different company. An Option subject to a performance target cannot without the consent of the Remuneration Committee be released under this Rule 10 other than as required under Rule 7.7.

10.2	The New Option

The New Option will not be regarded for the purposes of Rule 10.1 as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied, but so that the provisions of the Unapproved Plan will for this purpose be construed as if the New Option were an option granted under the Unapproved Plan at the same time as the Old Option. References to Shares will, in relation to the New Option, be taken as references to shares of the company whose shares are under the New Option. References to the Company shall be taken to be references to the company whose shares are under the New Option, where appropriate. The New Option will not lapse if Rule 7 applies following and in respect of the change of Control which lead to its grant. The Trustee will agree to any amendment to the applicable employee share ownership trust to give effect to this Rule 10.2.

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10.3	Cessation of Employment following a change of Control

If, following the date of any change of Control of the Company (other than a change of Control as a consequence of a scheme of arrangement under Section 425 of the Companies Act 1985 the effect of which was to create a new holding company for the Company, where such holding company had, following the scheme of arrangement, substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement), a Participant’s Employment:

10.3.1	is terminated by his employer for a reason other than gross misconduct; or

10.3.2	ceases following the Participant’s resignation because the nature of his duties are such that the Participant believes he has lesser duties and responsibilities than before the change of Control that Participant shall be entitled:

10.3.3
to exercise in full a New Option granted in connection with the change of Control for a period of twelve months from the date of the cessation of Employment concerned following which period the New Option will lapse; and/or

10.3.4
provided that the Participant’s Employment so ceases within the period of 12 months following the date of the change of Control, to receive, in respect of any Option subject to a performance target that he exercised in part only (pursuant to Rule 7.1, 7.4 or 7.7) in connection with the change of Control, an amount equal to the difference in value between the aggregate Market Value of the Shares in respect of which the Option was exercised and the aggregate Market Value of the Shares in respect of which the Option would have been exercisable if the performance target had been met in full at that time. For the purposes of this Rule 10.3.4 the Market Value used shall be the Market Value of a Share as at the date Shares were acquired by the Participant on exercise of his Option. Any amount payable under this Rule 10.3.4 shall be payable, subject to any deduction required by law to be made, within thirty days after the cessation of Employment concerned. For the avoidance of doubt, this Rule 10.3.4 applies irrespective of whether an Option has been exchanged for a New Option.

11.	AMENDING THE UNAPPROVED PLAN

11.1	The Company has discretion to amend the Rules

Subject to this Rule 11, the Company can amend the Rules at any time. The Trustee (if it has granted any Options) will be notified of any amendments to the Rules.

11.2	Additional sections

The Company can adopt additional sections of the Rules applicable in any jurisdiction under which Options may be subject to as additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, which

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may apply to the Participant, the Company, any Participating Company or Associated Company. Any additional sections must conform to the basic principles of the Plan and must not enlarge to the benefit of Participants the limits in the Rules.

11.3	No abrogation of existing rights

No amendment will be made under Rule 11.1 which would abrogate or materially affect adversely the existing rights of a Participant unless it is made with his written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the Articles of Association of the Company and of the Companies Act 1985 relating to class meetings (with the necessary amendments) applied to that class.

11.4	Shareholder approval

No amendment to the advantage of Participants or Eligible Executives (except for an amendment which could be included in an additional section adopted under Rule 11.2) can be made to the provisions in the Rules (if any) relating to:

11.4.1	who can be a Participant or Eligible Executive;

11.4.2	the number of Shares which can be allocated under the Unapproved Plan; and

11.4.3	the basis for determining a Participant’s entitlement to and the terms of the Shares and any adjustment in the event of a Variation without the approval by ordinary resolution of the Company in general meeting, except for minor amendments to benefit the administration of the Unapproved Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or Eligible Executives or for a member of the Group.

12.	GENERAL

12.1	Notices

Any notice or other communication in connection with the Unapproved Plan (including, if permitted, Option certificates) can be given by electronic mail or by personal delivery, by post, (in the case of a company, to its registered office and in the case of an individual to his last known address) or by any other means which a Participating Company and its employees use to communicate with each other. Where a notice or other communication is given by first-class post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

12.2	Documents sent to shareholders

Participants may but are not entitled to receive copies of any notice or document sent by the Company to the holders of Shares.

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12.3	Replacement Option certificates

If any Option certificate is worn out, defaced or lost, it can be replaced on such evidence being provided as may be required.

12.4	Administration of the Unapproved Plan

The Unapproved Plan will be administered in a manner approved by the Company. No individual will have any authority in relation to the Unapproved Plan unless that authority has been approved in accordance with the policy set by the Board. The Company’s decision on any matter concerning the Unapproved Plan or the interpretation of the Rules will be final and binding.

12.5	Costs of introducing and administering the Unapproved Plan

The costs of introducing and administering the Unapproved Plan will be home by the Company. However, the Company can require any Participating Company to enter into such arrangement to reimburse the Company for any costs borne by the Company directly or indirectly in respect of such Participating Company’s officers or employees.

12.6	Termination of the Unapproved Plan

The Unapproved Plan will terminate at the end of the Plan Period or at any earlier time the Company shall decide. Termination of the Unapproved Plan will not affect the subsisting rights of Participants.

12.7	Rights of Participants and Eligible Employees

Participation in the Unapproved Plan is not pensionable. Nothing in the Unapproved Plan nor in any instrument executed pursuant to it will confer upon any person any right to continue in the employment of the Group, or will affect the right of the Company or any company in the Group to terminate the employment of any person without liability at any time with or without cause, or will impose upon the Group or the Board or their respective agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:

12.7.1	the lapse of any Option pursuant to the Rules;

12.7.2	the failure or refusal to exercise any discretion under the Rules; and/or

12.7.3
a Participant ceasing to be a person who has the status or relationship of an employee or executive director with the Company or any other company in the Group for any reason as a result of the termination of the employment relationship with the Company or any other company in the Group.

12.8	Waiver of any rights

Any person who ceases to have the status or relationship of an employee or executive director with the Company or any other company in the Group for any reason as a

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result of dismissal (lawfully or otherwise) shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or otherwise to any sum, damages, Shares or other benefits to compensate that person for the loss of any rights, benefits or expectations under any Option, the Unapproved Plan or any instrument executed pursuant to it.

12.9	The Benefit of Rule 12.7 and Rule 12.8

The benefit of Rule 12.7 and Rule 12.8 is given for the Company and/or the Trustee (where the Option was not granted by the Company), as appropriate for itself and as trustee and agent of the Company (if the benefit is given for the Trustee) and of all the Company’s Subsidiaries or any of its Associated Companies or Associated Undertakings. To the extent that the Company, any Subsidiary, Associated Company or Associated Undertaking of the Company is not party to the grant of an Option, the Company and/or the Trustee, as appropriate, will hold the benefit of Rule 12.7 and Rule 12.8 on trust and as agent for each of them and the Company and/or the Trustee may, at their respective discretion, assign the benefit of this Rule 12.9 to any of them.

12.10	Options are subject to the Rules

Options are granted incorporating and subject to the Rules.

12.11	Articles of Association

Any Shares acquired on the exercise of Options are subject to the Articles of Association of the Company as amended from time to time.

12.12	Governing Law

The Rules are governed by and interpreted in accordance with the law of England. Each Participant, the Company and any other Participating Company or Associated Company submits to the jurisdiction of the English courts in relation to anything arising under the Unapproved Plan. The Company may, in its absolute discretion, determine that another law may apply to the application of the Plan outside the United Kingdom.

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THE RULES OF THE mmO2 UNAPPROVED SHARE OPTION PLAN U.S. APPENDIX

1.	This Appendix governs grant of Option to United States Participants

This Appendix (the “U.S. Appendix”) constitutes the part of the Unapproved Plan that will govern the grant of Options to United States Participants (the “U.S. Options”) and incorporates all the Rules of the Unapproved Plan (as set forth above) including as modified in accordance with the provisions of this Appendix.

2.	The limit on the number of Shares which can be issued

Notwithstanding the limits contained in Rule 3, the maximum aggregate number of Shares (which, for this purpose, means fully paid ordinary Shares in the capital of the Company) which may be issued under U.S. Options, qualifying as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), under the Unapproved Plan is 100 million subject to such adjustments made in a manner consistent with Section 422 of the Code in the event of any issue or reorganisation as the Company deems appropriate. To the extent permitted under Section 422 of the Code, any Shares subject to an ISO Award (as defined below) which lapses, expires or is otherwise terminated without the issuance of such Shares may again be available for purposes of this limit.

3.	How U. S. Options will be granted

All U.S. Options shall be evidenced by an instrument(s) in such form or forms as may from time to time be approved by the Company which, among other things, shall set out the manner in which a Participant may exercise his U.S. Option and the form of payment for the Shares or American Depository Shares each representing ten ordinary shares in the Company (“ADSs”) issuable or transferable under it.

4.	Administration of the U.S. Appendix

The Company shall (i) administer the U.S. Appendix, (ii) establish from time to time such rules and regulations as it may deem appropriate for the proper administration of the U.S. Appendix, and (iii) make such determinations under, and such interpretations of, and take such actions in connection with, the U.S. Appendix or U.S. Options as it may deem necessary or advisable, including (but not by way of limitation) determinations, interpretations and actions to ensure that U.S. Options that are intended to qualify as ISOs shall so qualify.

5.	Section 16 compliance

If any officer, director or shareholder of the Company is awarded U.S. Options and therefore becomes subject to Section 16 of the U.S. Securities Exchange Act 1934, as amended (the “Exchange Act”), the Company shall take all appropriate action to ensure

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that such awards under the U.S. Appendix are exempt from Section 16b under the Exchange Act.

6.	Option over ADSs

The Company may arrange for any Option to constitute a right to ADSs rather than Shares, in which case the references to “Shares” in the Unapproved Plan shall be deemed to be references to “ADSs”, as the context may require, and for the exercise price to be paid in U.S. dollars.

In its discretion and upon such terms and conditions as it may implement from time to time, the Company may arrange for (i) any U.S. Option over Shares to be satisfied in the form of ADSs, and for any U.S. Option over ADSs to be satisfied in the form of Shares and (ii) for the exercise price of any U.S. Option expressed in Sterling to be paid in U.S. dollars, and for the exercise price of any U.S. Option expressed in U.S. dollars to be paid in Sterling.

7.	Form of U.S. Options

U.S. Options may be either ISOs under Section 422 of the Code or “nonqualified stock options”. The Company shall have the sole authority and discretion as to whether and to whom to grant either type of U.S. Option; provided, however, that the terms of each U.S. Option shall specify clearly the type of U.S. Option granted and no U.S. Option shall permit a “tandem” exercise arrangement within the meaning of Temp. Treas. Reg. section 14a.422A-1(Q/A-21), (Q/A-39).

8.	Compliance with the ISO Rules

The following provisions shall apply to any U.S. Option that is intended to qualify as an ISO (each, an “ISO Award”):

(a)
The aggregate Market Value (determined as of the Date of Grant in accordance with the requirements of Section 422 of the Code) of the Shares or ADSs, as the case may be, underlying one or more ISO Awards that are first exercisable in any calendar year (under all incentive stock option plans of the Company and its parent and subsidiaries (within the meaning of Section 424 of the Code)) shall not exceed U.S.$100,000 (or the Sterling equivalent) and, in the event that such limit is exceeded such U.S. Options shall be treated, to the extent of such excess, as nonqualified stock options.

(b)
The Option Price of the Shares or ADSs covered by each ISO Award shall not be less than 100% of the Market Value of such Shares or ADSs, as the case may be, determined as of the Date of Grant in accordance with the requirements of Section 422 of the Code (110% in the case of an ISO Award granted to a Ten Percent Shareholder).

(c)	An ISO Award may not be exercisable more than 10 years after the Date of Grant (5 years in the case of an ISO granted to a Ten Percent Shareholder).

(d)	The terms of such ISO Award shall provide that it is not transferable except by will or pursuant to the laws of descent and distribution, and shall not permit any

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U.S. Option designated to be an ISO to be exercised more than three months following the Participant’s termination of employment with the Company or any parent or subsidiary of the Company within the meaning of Section 424 of the Code (more than 12 months following the Participant’s death or disability as such term is defined in Section 22(e)(3) of the Code). The terms of such ISO Award shall further provide that, during the Participant’s lifetime, such ISO Award shall only be exercisable by the Participant.

(e)	The U.S. Appendix may be further modified to ensure that any U.S. Option that is intended to be an ISO under the U.S. Appendix will comply with the requirements of Section 422 of the Code.

9.	Term of U.S. Option: addition of consistent provisions

Subject to the provisions of paragraph 8, in the case of ISOs, the Company shall determine at the Date of Grant the term during which a U.S. Option may be exercised and whether any of the U.S. Option shall be exercisable in one or more instalments. A U.S. Option may also be subject to any other provision imposed by the Company that is consistent with the purpose and intent of the U.S. Section.

10.	U.S. Withholding Taxes: disqualifying dispositions

It shall be a condition to the obligation of the Company to deliver Shares or ADSs pursuant to any U.S. Option under the Unapproved Plan that the Participant pays to the Company (or the Subsidiary that employs the Participant) such amount as may be required by the Company or such Subsidiary for the purpose of satisfying any liability for any U.S. Federal, state or local taxes of any kind required to be withheld with respect thereto. Any U.S. Option granted under the Unapproved Plan may require the Company (or the Subsidiary that employs the recipient), or permit the recipient of the U.S. Option to elect, in accordance with any applicable rules established by the Company, to withhold or to pay all or a part of the amount of the withholding taxes in Shares or ADSs. Such election may be denied by the Company in its sole discretion, or may be made subject to certain conditions specified by the Remuneration Committee.

The applicable ISO Award shall provide that if a Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any Shares or ADSs issued to such Participant pursuant to the exercise of an ISO Award within the two-year period commencing on the Date of Grant or within the one-year period commencing on the date of transfer of such Share or ADS to the Participant pursuant to such exercise, the Participant shall, within 10 days of such disposition, notify the Company of it (or the Subsidiary that employs the Participant), by delivery of written notice to the Company or such Subsidiary at its principal executive office.

11.	Securities laws compliance

No Shares or ADSs may be issued or transferred in connection with the exercise of a U.S. Option, unless the Company shall have determined that such issue or transfer is in

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compliance with or pursuant to an exemption from all applicable U.S. Federal and state securities laws.

12.	Certain definitions

For the purposes of the U.S. Options, the following terms shall have the following meanings notwithstanding any contrary provision in the Unapproved Plan.

“Market Value” in relation to an ADS means an amount equal to half-way between the high and low sales prices of ADSs recorded on the New York Stock Exchange on the applicable valuation date.

“Ten Percent Shareholder” means a Participant who, at the time an ISO is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary (as such terms are defined in Section 424 of the Code) of the Company.

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RULES OF THE mmO2 UNAPPROVED SHARE OPTION PLAN

DEFINITIONS APPENDIX

INTRODUCTION

The words and expressions used in the Rules which have capital letters have the meanings set out below. In the Rules:

(i)	the headings are for the sake of convenience only and should be ignored when construing the Rules;

(ii)	reference to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any subordinate legislation made under them; and

(iii)	unless the context requires otherwise, words in the singular include the plural and vice versa and words imputing either gender include both genders.

1. DEFINITIONS

Appropriate Period	has the meaning given by Paragraph 15(2) of Schedule 9 to the Taxes Act;

Approved Plan	the mmO2 Approved Share Option Plan;

Associated Company	in relation to the Company:

(i)	any company which has Control of the Company; or

(ii)	any company (other than a Participating Company) which is under the Control of any company referred to in (i) above;

Associated Undertaking	a company or partnership in which the Company has an interest through a shareholding or otherwise;

Board	the board of directors for the time being of the Company or a duly authorised committee of it;

Close Period
a period when the members of the Board of the Company are prohibited from dealing in Shares under the Criminal Justice Act 1993, or the Financial Services Authority model code on transactions in securities, or under any other statute, regulation or

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similar code to which the Company is subject;

the Company
mmO2 plc (registered no. 4190833) which, for the purposes of the Rules, may act through the Board or through any two employees of the Group authorised to act in accordance with the policies established under Rule 1;

Control	has the meaning given by Section 840 of the Taxes Act;

Date of Grant	in relation to an Option, the date on which that Option is granted;

Dealing Day	a day on which the London Stock Exchange is open for the transaction of business;

Definitions Appendix	this appendix which forms part of the Rules;

Eligible Employee	any person (including one who is a director of the Company) who at the Date of Grant is an employee of the Company or a Subsidiary;

Employees’ Share Scheme	an employees’ share scheme (as defined by Section 743 of the Companies Act 1985) established by the Company (excluding the Legacy Plan);

Employment	employment as an employee of a Participating Company or an Associated Company;

Grant Period	in relation to the grant of an Option, any period which is not a Close Period;

Group	Participating Companies and Associated Companies;

Legacy Plan
The mmO2 Legacy Option Plan under which options are proposed to be granted to employees of the Group in consideration for the release of equivalent options over shares in British Telecommunications PLC which were granted under that company’s share option schemes;

London Stock Exchange	the London Stock Exchange plc (or any successor body carrying on the business of the London Stock Exchange);

Market Value
in relation to a Share on any day an amount equal to its middle market quotation (as derived from the Daily Official List of the London Stock Exchange) on, at the discretion of the Company, the Dealing Day of the Date of Grant, the Dealing Day immediately preceding the Date of Grant or the average middle market

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quotation of the three Dealing Days immediately preceding the Date of Grant;

Option	a contingent right to acquire Shares under the Unapproved Plan which has been granted or is proposed to be granted;

*Option Price	the price per Share at which a Participant may acquire Shares on the exercise of an Option which must not be less than the Market Value of a Share at the Date of Grant;

Participant	an Eligible Employee to whom an Option has been granted, or (where the context requires) his personal representatives;

Participating Company	the Company and any Subsidiary designated by the Board as a Participating Company;

Plan Period	the period starting on the date on which the Unapproved Plan was approved by the Company in general meeting and ending on the tenth anniversary of that date;

Remuneration Committee	the duly authorised remuneration committee of the Board all of whose members are non-executive directors;

Retirement	normal retirement at or after any age at which the Participant is bound to retire under the terms of his contract of employment (or such other date as the Company may determine);

Rules	the rules of the Unapproved Plan, including the Definitions Appendix, as amended from time to time;

Share	a fully paid ordinary share in the capital of the Company;

Specified Anniversary	in respect of an Option or any part of it, the period or periods specified by the Company at the Date of Grant, the first of which cannot be less than one year from the Date of Grant;

Subsidiary	a company which in relation to the Company is a company as defined by Section 736 of the Companies Act 1985;

Taxes Act	the Income and Corporation Taxes Act 1988;

*Where the Option is an Option to subscribe, the Option Price cannot be less than the nominal value of a Share.

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Tax Liability
in relation to a Participant, the amount of all taxes and/or national insurance contributions or any other contribution which any company in the Group is required to, or may account for and on behalf of or, if permitted, in respect of, that Participant’s Option;

Trustee	the trustee from time to time of an employee share ownership trust established by the Company as an Employees’ Share Scheme;

Unapproved Plan	the mmO2 Unapproved Share Option Plan constituted by these Rules;

Variation	means:

(i)	in relation to the equity share capital of the Company:

(a)	a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction; or

(b)	any other variation; or

(ii)	a demerger by the Company of a business or subsidiary; or

(iii)	a dividend declared in respect of Shares

which would, in the opinion of the Company, justify an adjustment to any Option.

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RULES OF THE mmO2 APPROVED SHARE OPTION PLAN*

1.	HOW THE APPROVED PLAN WILL OPERATE

1.1	Policies set by the Board

The Board will set the policies for the Company’s operation and administration of the Approved Plan within the, terms of the Rules, which shall include the determination of:

1.1.1	the Eligible Employees who will be eligible from time to time for the grant of an Option;

1.1.2	the extent of Eligible Employees’ participation;

1.1.3	what Option Price will apply to each Eligible Employee’s Option;

1.1.4	whether any performance target(s) (which will be subject to Rule 2) will apply to each Eligible Employee’s Option;

1.1.5	how Options are granted; and

1.1.6	the extent, stated at the Date of Grant, to which Options may be exercised when Participants cease Employment.

The Board can change any of its policies at any time but it cannot change its policies to the detriment of a Participant’s subsisting Options.

1.2	Participation and the grant of Options

An Eligible Employee may be recommended from time to time for the grant of an Option. Options will be granted by the Company in accordance with the Rules. Alternatively, the Company may request the Trustee to grant the Option or agree to satisfy the exercise of any Option granted in accordance with the Rules. Options will be granted by deed. A single deed of grant can be executed in favour of any number of Eligible Employees.

1.3	The Option Price

An Option will be granted at the Option Price determined by the Company in accordance with the Rules.

1.4	When Options will be granted

The Date of Grant of an Option must be chosen so that each Dealing Day which is taken into account to calculate the Option Price is within a Grant Period.

1.5	Confirmation that an Option has been granted

*As approved by the Inland Revenue on 16 November 2001.

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A Participant who has been granted an Option will be sent, as soon as administratively practicable and subject to Rule 1.8, an Option certificate confirming the grant of the Option and the terms on which it is granted.

1.6	An Option is personal to the Participant

An Option cannot be transferred, assigned, charged or otherwise disposed of. On the death of a Participant, his Options can be transmitted to his personal representatives.

1.7	An Option is subject to the Rules but may be renounced

An Option is granted incorporating and subject to the Rules. A Participant may renounce an Option, in whole or in part, within 30 days following the Date of Grant and, to the extent renounced, the Option will be treated as if it had never been granted.

1.8	An Option may be granted so as to be exercisable in separate parts

An Option may be granted so as to be first exercisable in respect of a specific number of Shares on different Specified Anniversaries. Where a Participant has been granted an Option on this basis, he will receive a separate Option certificate in respect of each part of the Option. Each Option certificate will specify the number of Shares in respect of which that part of the Option is exercisable and the Specified Anniversary when that part of the Option will, unless otherwise provided in the Rules, first become exercisable. Where an Option has been granted in accordance with this Rule 1.8, any reference in the Rules to the exercise, exercisability or lapse of an Option will be read, where necessary, as relating to the exercise or lapse of that Option in respect of the number of Shares and with the Specified Anniversary referred to in each applicable Option certificate.

2.	PERFORMANCE TARGETS

2.1	Options and performance targets

The grant or exercise of an Option may be granted subject to a performance target selected by the Company which, in the case of a performance target on exercise, will normally have to be met before the Option can be exercised. The exercise of an Option can be subject to any additional objective terms and conditions the Company considers appropriate. If an Option is subject to any performance target or any additional terms and conditions, these will be specified at the Date of Grant. Any performance target selected by the Company, and any additional terms and conditions which the Company considers appropriate to impose with respect to the exercise of an Option, shall be objective and must be notified to the Inland Revenue. Where an Option has been granted subject to a performance target, the Company will have complete discretion to decide whether and to what extent that performance target has been met. If an Option is exchanged under Rule 10, the performance target can be varied by the Remuneration Committee to take account of this.

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2.2	Different performance targets can apply to different Eligible Employees

Options can be subject to different performance targets for each Eligible Employee.

3.	THE LIMIT ON THE NUMBER OF SHARES WHICH CAN BE ISSUED

3.1	The limit for all Shares issued under the Approved Plan

The number of Shares which can be allocated under the Approved Plan on any day, when aggregated with the number of Shares allocated in the previous 10 years under the Unapproved Plan and any other Employees’ Share Scheme, cannot exceed 10 per cent. of the ordinary issued share capital of the Company from time to time.

3.2	Meaning of allocation and exclusion from these limits

The references in this Rule 3 to the “allocation” of Shares mean, in the case of any share option plan, the placing of unissued Shares under option and, in the case of any other Employees’ Share Scheme, the issue and allotment of Shares. For the purposes of the limit in this Rule 3:

3.2.1	Shares where the right to acquire such Shares was released, cancelled or lapsed without being exercised will be ignored; and

3.2.2	to the extent that the exercise of Options is to be satisfied by the transfer of Shares already in issue, those Options will not be treated as granted over unissued Shares.

3.3	Adjustment to Shares to be taken into account

Where Shares issued under the Approved Plan, the Unapproved Plan or any other Employees’ Share Scheme of the Company are to be taken into account for the purposes of any of the limits in this Rule 3 and a Variation in the equity share capital of the Company has taken place between the date of issue of any such Shares and the date on which any such limit is to be calculated, the number of such Shares which will be taken into account for the purposes of any such limit will be adjusted in such manner as the Company considers appropriate to take account of the Variation.

3.4	Individual limit

An Option granted to an Eligible Employee will be limited and take effect so that the aggregate Market Value of the Shares which he may acquire by the exercise of the Option and the exercise of any option granted under the Approved Plan or under any other share option plan (not being a savings related share option plan) approved under Schedule 9 to the Taxes Act and established by the Company, any Participating Company or any Associated Company (and not exercised) will not exceed or further exceed £30,000 or such other limit specified in Schedule 9 to the Taxes Act applicable from time to time. For these purposes Market Value is calculated in accordance with the rules of the relevant plan at the date when the relevant Option or option is granted.

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3.5	Purported grant of an Option in excess of limits

If an Option is purported to be granted in breach of the limit in:

3.5.1
Rule 3.1, the number of Shares over which that Option has been granted will, with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number as would comply with Rule 3.1. In any case where this Rule 3.5.1 operates, when the number of Shares under the Option has been adjusted accordingly, an Option will take effect from the Date of Grant as if it had been granted on the adjusted terms; and

3.5.2
Rule 3.4, the number of Shares over which that Option has been granted will be reduced to the largest lower number as would comply with Rule 3.4 and the Option will take effect from the Date of Grant as if it had been granted over such lower number of Shares at the outset.

4.	THE EXERCISE OF OPTIONS

4.1	When an Option can be exercised

Subject to Rule 1.8, Rule 4.2, Rule 4.3 (where appropriate), Rule 5 and Rule 7, an Option shall first be exercisable (in whole or in part) at any time following the Specified Anniversary of the Date of Grant.

4.2	When an Option cannot be exercised

A Participant cannot exercise an option at any time when he is precluded from participating in the Approved Plan by Paragraph 8 of Schedule 9 to the Taxes Act.

4.3	Satisfaction of any performance target

An Option can only be exercised:–

4.3.1	if any performance target that it was subject to has been satisfied, unless the performance target is waived by the Company or if the Rules so specify, by the Remuneration Committee; and

4.3.2	in accordance with any additional terms and conditions to which it is subject.

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5.	THE CESSATION OF EMPLOYMENT

CESSATION OF EMPLOYMENT

5.1	Normal provision

If a Participant ceases to be in Employment his Options will, unless otherwise provided in the Rules, lapse on the date he so ceases.

5.2	Death

If a Participant dies at any time when an Option granted to him is outstanding, the Option will be and remain capable of exercise (whether or not the Option is already exercisable, and whether or not any performance target has been satisfied) until the expiry of 12 months from the date of his death, after which the Option will lapse.

5.3	If a Participant ceases to be in Employment because of ill-health, disability or Redundancy

If a Participant ceases to be in Employment because of ill-health, disability or Redundancy:

5.3.1
in respect of an Option which is subject to a performance target, he will (whether or not the Option is already exercisable, and whether or not the performance target has been satisfied) be entitled to exercise that Option in full for the period of 12 months from the date he so ceases Employment; and

5.3.2
in respect of any other Option, he will be entitled to exercise that Option for the period of 12 months from the date he so ceases Employment, but only in respect of that proportion of the Shares under the Option which are exercisable as at the date of such cessation and such further proportion of the Shares under the Option which become exercisable during the said 12 month period.

5.4	If a Participant ceases to be in Employment because of Retirement

If a Participant ceases to be in Employment because of Retirement:

5.4.1
in respect of an Option which is subject to a performance target, he will be entitled to exercise that Option for the period of 12 months after the date he so ceases Employment, but only if and to the extent that the performance target has been satisfied as at the date of such cessation (or within the said 12 month period), provided that:

(a)
if the performance target is only satisfied during the last 3 months of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target is satisfied (to the extent that the Option has become exercisable); and

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(b)
if the first opportunity for testing the performance target occurs after the end of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target can first be tested (to the extent that the Option becomes exercisable on that first testing opportunity); and

5.4.2
in respect of any other Option, he will be entitled to exercise that Option for the period of 12 months from the date he so ceases Employment, but only in respect of that proportion of the Shares under the Option which are exercisable as at the date of such cessation and such further proportion of the Shares under the Option which become exercisable during the said 12 month period.

5.5	If a Participant ceases to be in Employment because of the sale of a company or business

If a Participant ceases to be in Employment because the company in the Group which employs him ceases to be a Participating Company or an Associated Company or because of the transfer or sale of the undertaking (or part of the undertaking) in which he is employed to a person who is neither a Participating Company nor an Associated Company:

5.5.1
in respect of an Option which is subject to a performance target, he will be entitled to exercise that Option for the period of 12 months after the date he so ceases Employment, but only if and to the extent that the performance target has been satisfied as at the date of such cessation (or within the said 12 month period), provided that:

(a)
if the performance target is only satisfied during the last 3 months of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target is satisfied (to the extent that the Option has become exercisable);

(b)
if the first opportunity for testing the performance target occurs after the end of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target can first be tested (to the extent that the Option becomes exercisable on that first testing opportunity); and

(c)	the Company may, at its discretion, waive the performance target.

5.5.2
in respect of any other Option, he will be entitled to exercise that Option for the period of 12 months from the date he so ceases Employment, but only in respect of that proportion of the Shares under the Option which are exercisable as at the date of such cessation and such further proportion of the Shares under the Option which become exercisable during the said 12 month period.

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5.6	If a Participant ceases to be in Employment in other circumstances

If a Participant gives or is given notice to leave Employment or ceases to be in Employment without any notice having been given in any circumstances other than the ones referred to in Rule 5.2, Rule 5.3, Rule 5.4 or Rule 5.5, the Participant’s Options will lapse on the date the Participant ceases Employment, unless the Company decides otherwise. If the Company does decide to exercise its discretion under this Rule 5.6:

5.6.1
in respect of an Option which is subject to a performance target, he will be entitled to exercise that Option for the period of 12 months after the date he so ceases Employment, but only if and to the extent that the performance target has been satisfied as at the date of such cessation (or within the said 12 month period), provided that:

(a)
if the performance target is only satisfied during the last 3 months of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target is satisfied (to the extent that the Option has become exercisable);

(b)
if the first opportunity for testing the performance target occurs after the end of the said 12 month period, the Option may be exercised within the period of 3 months from the date on which the performance target can first be tested (to the extent that the Option becomes exercisable on that first testing opportunity); and

(c)	the Company may, at its discretion, waive the performance target.

5.6.2
in respect of any other Option, he will be entitled to exercise that Option for the period of 12 months from the date he so ceases Employment, but only in respect of that proportion of the Shares under the Option which are exercisable as at the date of such cessation and such further proportion of the Shares under the Option which become exercisable during the said 12 month period.

5.7	Lapse of Options in relation to Rules 5.3 to 5.6

Subject to Rule 5.9, an Option shall lapse at the end of the applicable period referred to Rule 5.3 to 5.6, to the extent that it has not become exercisable.

5.8	Change of circumstances of Employment – deferral of exercise and lapse provisions

If a Participant ceases to be in Employment but continues to provide services to the Group or becomes employed by an Associated Undertaking, the Company can decide that the Participant is deemed not to have ceased Employment and that his Options will continue to be held subject to the Rules. This Rule 5 will apply when he subsequently ceases to provide services to the Group or when he ceases to be

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employed by an Associated Undertaking and is not re-employed by a member of the Group, or in such other circumstances as the Company considers appropriate.

5.9	Discretion to extend period of exercise

Notwithstanding any provision in Rules 5.3 to 5.6, the Company can, before the cessation of Employment, allow a Participant’s Options to be exercisable in whole or in part within a period of 42 months after the Participant last exercised an Option in circumstances qualifying for relief from income tax under section 185(3) of the Taxes Act, after which his Option will lapse. This Rule is subject to Rule 6.1.1.

5.10	Exercise of discretion in relation to Options

This Rule 5 can never be used to allow a Participant to exercise his Option more than 12 months from the date the Participant ceases Employment. To the extent that the Company decides to exercise any discretion it has under Rule 5, it must give written notice to the Participant (and, if appropriate, the Trustee) as soon as reasonably practicable, and must confirm the date on which the Option will lapse.

6	THE LAPSE OF OPTIONS

6.1	When Options lapse

A Participant’s Option will lapse to the extent that it has not been exercised (whether or not it became exercisable) on the earliest of:

6.1.1	normal lapse time: the tenth anniversary of the Date of Grant;

6.1.2	cessation of Employment: his cessation of Employment, unless the Rules provide otherwise;

6.1.3
general offers, schemes of arrangement or voluntary winding-up of Company: at the expiry of the relevant period referred to in Rule 7.1, Rule 7.4, Rule 7.5, Rule 7.6, Rule 7.7, Rule 7.9 or Rule 7.11, unless those Rules provide otherwise; and

6.1.4	insolvency: the date on which a Participant enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him.

6.2	Avoidance of lapse of Options where Rule 7 applies

An Option will not lapse because of Rule 6.1.2 if the Option would lapse under that Rule in a period when the Option is exercisable under Rule 7, although the Option will lapse at the end of that period. This Rule is subject to Rule 6.1.1.

6.3	Female Participants on maternity leave

For the purposes of this Rule 6, a female Participant on maternity leave will not cease

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to be in Employment until the earlier of the date on which she notifies her employer of her intention not to return to work or the date on which she ceases to have statutory or contractual rights to return to work.

7.	GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING-UP OF THE COMPANY

7.1	General offer: Options subject to a performance target

If an offeror (either alone or together with any party acting in concert with him) obtains Control of the Company as a result of a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any party acting in concert with the offeror) an Option which is subject to a performance target will, subject to the remainder of this Rule, Rule 6 and Rule 7.4, be exercisable at any time during the period of six months following the change of Control of the Company but only to the extent permitted by the Remuneration Committee in accordance with Rule 7.2. After that period, all such Options that are unexercised (other than where New Options are granted under Rule 10 in connection with the change of Control) will lapse. To the extent that exercise of the Option is not permitted by the Remuneration Committee in accordance with Rule 7.2, it will lapse immediately on the change of Control taking effect (or such longer period, not exceeding one month, as may be necessary for the Remuneration Committee to determine whether a New Option is to be granted under Rule 10).

7.2	The discretion of the Remuneration Committee

As soon as practicable after a general offer has been made the Remuneration Committee will confirm the minimum extent to which an Option which is subject to a performance target will become exercisable under Rule 7.1, to the extent that the performance target has been met up to the change of Control taking effect. Subject to this, the Remuneration Committee may decide to take such other factors into account which it reasonably and objectively believes to be relevant in determining the extent to which the Option may be exercised beyond the extent to which the performance target has been met. Options which do not become exercisable may be permitted by the Remuneration Committee to be released in consideration of the grant of New Options under Rule 10.

7.3	Extension to Participants of general offer

The Company will use its best endeavours to procure that if a Participant acquires Shares pursuant to the exercise of an Option in accordance with Rule 7.1 or Rule 7.5 and those Shares were not the subject of the general offer, the offeror will make an offer to acquire from the Participant his Shares on the same terms as Shares of the same class were acquired under the general offer.

7.4	Compulsory purchase of minority interest in the share capital of the Company: Options subject to a performance target

If any person becomes entitled to give a notice under Sections 428 to 430F of the

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Companies Act 1985 to acquire any Shares (or would be so entitled but for the fact that there were no dissenting shareholders) each Participant will be notified of this as soon as possible. A Participant can exercise any Option subject to a performance target at any time while such person is so entitled but only to the extent permitted by the Remuneration Committee in accordance with Rule 7.2. After such person ceases to be so entitled all such Options that are unexercised (other than where New Options are granted under Rule 10) will lapse.

7.5	General offer: Options not subject to a performance target

If an offeror (either alone or together with any party acting in concert with him) obtains Control of the Company as a result of a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offcror and any party acting in concert with the offeror) an Option which is not subject to a performance target will, subject to the remainder of this Rule, Rule 6 and Rule 7.6, be exercisable in full at any time during the period of six months following the change of Control of the Company. After that period, all such Options that are unexercised (other than where New Options are granted under Rule 10 in connection with the change of Control) will lapse.

7.6	Compulsory purchase of minority interest in the share capital of the Company: Options not subject to a performance target

If any person becomes entitled to give a notice under Sections 428 to 430F of the Companies Act 1985 to acquire any shares (or would be so entitled but for the fact that there were no dissenting shareholders) each Participant will be notified of this as soon as possible. Subject to Rule 7.5, a Participant can exercise an Option which is not subject to a performance target at any time while such person is so entitled. After such person ceases to be so entitled, all such Options that are unexercised (other than where New Options are granted under Rule 10) will lapse.

7.7	Scheme of arrangement: Options subject to a performance target

If the court directs that a meeting of the holders of Shares should be convened under Section 425 of the Companies Act 1985 to consider a scheme of arrangement, an Option which is subject to a performance target will, subject to the remainder of this Rule 7.7, be exercisable (conditionally on the scheme of arrangement being sanctioned by the court) from the date of the court’s direction until midday on the day immediately before the date for which the shareholders’ meeting is convened, but only to the extent permitted by the Remuneration Committee in accordance with Rule 7.8. That Option shall then lapse, to the extent not exercised (and to the extent that a New Option will not be granted under Rule 10), on the date the scheme of arrangement is sanctioned by the court. If, however, the purpose and effect of the scheme or arrangement is to create a new holding company for the Company, where such holding company would, following the scheme of arrangement, have substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement, Rule 10 may, with the consent of the Board, apply. If Rule 10 does apply an Option subject to a performance target will not be exercisable under this Rule 7.7.

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7.8	The discretion of the Remuneration Committee

As soon as practicable after the date of the court’s direction the Remuneration Committee will confirm the minimum extent to which an Option which is subject to a performance target will be exercisable under Rule 7.7, to the extent that the performance target has been met up to the date the scheme of arrangement is sanctioned by the court. Subject to this, the Remuneration Committee may decide to take such other factors into account as it reasonably and objectively believes to be relevant in determining the extent to which the Option may be exercised beyond the extent to which the performance target has been met.

7.9	Scheme of arrangement: Options not subject to a performance target

If the court directs that a meeting of the holders of Shares should be convened under Section 425 of the Companies Act 1985 to consider a scheme of arrangement, an Option which is not subject to a performance target will be exercisable in full (conditionally on the scheme of arrangement being sanctioned by the court) from the date of the court’s direction until midday on the day immediately before the date for which the shareholders’ meeting is convened. Subject to the operation of Rule 10, a Participant’s Option shall then lapse, to the extent not exercised, on the date the scheme of arrangement is sanctioned by the court.

7.10	Extension to Participants of scheme of arrangement

The Company shall use its best endeavours to procure that where the Participant has conditionally exercised his Option pursuant to Rule 7.7 or 7.9 above, the scheme of arrangement shall be extended to the Shares in respect of which the Option was conditionally exercised as if such Shares had been allotted and issued or transferred, as appropriate, to him by the time the scheme of arrangement is sanctioned by the court.

7.11	Voluntary winding-up of the Company

At any time before a resolution for a member’s voluntary winding-up of the Company (of which each Participant must be given notice) is passed, a Participant may exercise his Option conditionally on the resolution being passed. If such a resolution is passed, all Options will immediately lapse to the extent that they have not been exercised.

8.	HOW OPTIONS ARE EXERCISED

8.1	Notice of exercise must be given

An Option will be exercised on the date the Participant delivers to the Company:

8.1.1	a notice of exercise in a manner specified by the Company; and

8.1.2	payment in full of the Option Price for the aggregate number of shares over which the Option is to be exercised.

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The notice of exercise is not effective until the Company is satisfied that all the necessary documentation, payments and/or information has been provided.

8.2	What a Participant gets when he has exercised

Subject to Rule 8.3, the Company will allot or procure the transfer of the Shares in respect of which the Option has been exercised to the Participant or his nominee within 30 days following the date of exercise of the Option.

8.3	Consents and approvals

The allotment or transfer of Shares under the Approved Plan is subject to obtaining any approval or consent required. The Company will, if appropriate, apply to the London Stock Exchange for Shares issued under the Approved Plan to be admitted to the Official List (unless listing has already been granted).

8.4	Ranking of Shares

Shares allotted or transferred under the Approved Plan will rank equally in all respects with issued Shares of the same class. However, they will not be entitled to any rights attaching to Shares by reference to a record date falling before the date of exercise of the Option.

9.	THE ADJUSTMENT OF OPTIONS

9.1	Variation in equity share capital

If there is a Variation in the equity share capital of the Company:

9.1.1	the number and/or the nominal value of Shares over which an Option is granted; and/or

9.1.2	the Option Price; and/or

9.1.3
where an Option has been exercised but at the date of the Variation no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the Option Price may be adjusted by the Company in such manner as is appropriate so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the aggregate Option Price will be the same. For as long as the Approved Plan is approved under the Taxes Act, no adjustment will be effective until it has been approved by the Inland Revenue.

9.2	Nominal value of Shares

Apart from under this Rule 9.2, no adjustment under Rule 9.1 can have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, any such adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued

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Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board will be authorised to:

9.2.1
capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted aggregate Option Price; and

9.2.2
apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount.

9.3	Participants notified of adjustments

Participants will be notified of any adjustment made under this Rule 9 so that their Option certificates can be called in or cancelled and re-issued.

10.	THE EXCHANGE OF OPTIONS

10.1	The Acquiring Company

If any company (the “Acquiring Company”):

10.1.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)	the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)	all the shares in the Company which are of the same class as the Shares;

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

10.1.2	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

10.1.3	becomes bound or entitled to acquire Shares under Sections 428 to 430F of that Act;

any Participant can (subject to the remainder of this Rule), at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option (“the Old Option”) in consideration of the grant to him of an Option (“the New Option”) which is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within Paragraph 10(b) or (c) of Schedule 9 to the Taxes Act). An Option subject to a performance target cannot without the consent of the Remuneration Committee be released under this Rule 10 other than as required under Rule 7.7.

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10.2	The New Option

The New Option will not be regarded for the purposes of Rule 10.1 as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied, but so that the provisions of the Approved Plan will for this purpose be construed as if the New Option were an option granted under the Approved Plan at the same time as the Old Option. References to Shares will, in relation to the New Option, be taken as references to shares of the company whose shares are under the New Option. References to the Company shall be taken to be references to the company whose shares are under the New Option, where appropriate. The New Option will not lapse if Rule 7 applies following and in respect of the change of Control which lead to its grant. The Trustee will agree to any amendment to the applicable employee share ownership trust to give effect to this Rule 10.2.

10.3	Cessation of Employment following a change of Control

If, following the date of any change of Control of the Company (other than a change of Control as a consequence of a scheme of arrangement under Section 425 of the Companies Act 1985 the effect of which was to create a new holding company for the Company, where such holding company had, following the scheme of arrangement, substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement), a Participant’s Employment:

10.3.1	is terminated by his employer for a reason other than gross misconduct; or

10.3.2	ceases following the Participant’s resignation because the nature of his duties are such that the Participant believes he has lesser duties and responsibilities than before the change of Control that Participant shall be entitled to exercise in full a New Option granted in connection with the change of Control for a period of twelve months from the date of cessation of Employment concerned following which period the New Option will lapse.

11.	AMENDING THE APPROVED PLAN

11.1	The Company has discretion to amend the Rules

Subject to this Rule 11, the Company can amend the Rules at any time. For as long as the Approved Plan is approved under the Taxes Act, no amendment will have effect until it has been approved by the Inland Revenue. The Trustee (if it has granted any Options) will be notified of any amendments to the Rules.

11.2	No abrogation of existing rights

No amendment will be made under Rule 11.1 which would abrogate or materially affect adversely the existing rights of a Participant unless it is made with his written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the Articles of Association of the Company and of the

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Companies Act 1985 relating to class meetings (with the necessary amendments) applied to that class.

11.3	Shareholder approval

No amendment to the advantage of Participants or Eligible Executives can be made to the provisions in the Rules (if any) relating to:

11.3.1	who can be a Participant or Eligible Executive;

11.3.2	the number of Shares which can be allocated under the Approved Plan; and

11.3.3	the basis for determining a Participant’s entitlement to and the terms of the Shares and any adjustment in the event of a Variation without the approval by ordinary resolution of the Company in general meeting, except for minor amendments to benefit the administration of the Approved Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or Eligible Executives or for a member of the Group.

12.	GENERAL

12.1	Notices

Any notice or other communication in connection with the Approved Plan (including, if permitted, Option certificates) can be given by electronic mail or by personal delivery, by post (in the case of a company, to its registered office and in the case of an individual to his last known address) or by any other means which a Participating Company and its employees use to communicate with each other. Where a notice or other communication is given by first-class post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

12.2	Documents sent to shareholders

Participants may but are not entitled to receive copies of any notice or document sent by the Company to the holders of Shares.

12.3	Replacement Option certificates

If any Option certificate is worn out, defaced or lost, it can be replaced on such evidence being provided as may be required.

12.4	Shares to cover Options

Enough Shares will be available at all times to satisfy all Options granted.

12.5	Administration of the Approved Plan

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The Approved Plan will be administered in a manner approved by the Company. No individual will have any authority in relation to the Approved Plan unless that authority has been approved in accordance with the policy set by the Board. The Company’s decision on any matter concerning the Approved Plan or the interpretation of the Rules will be final and binding.

12.6	Costs of introducing and administering the Approved Plan

The costs of introducing and administering the Approved Plan will be borne by the Company. However, the Company can require any Participating Company to enter into such arrangement to reimburse the Company for any costs borne by the Company directly or indirectly in respect of such Participating Company’s officers or employees.

12.7	Termination of the Approved Plan

The Approved Plan will terminate at the end of the Plan Period or at any earlier time the Company shall decide. Termination of the Approved Plan will not affect the subsisting rights of Participants.

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12.8	Rights of Participants and Eligible Employees

Participation in the Approved Plan is not pensionable. Nothing in the Approved Plan nor in any instrument executed pursuant to it will confer upon any person any right to continue in the employment of the Group, or will affect the right of the Company or any company in the Group to terminate the employment of any person without liability at any time with or without cause, or will impose upon the Group or the Board, or their respective agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:

12.8.1	the lapse of any Option pursuant to the Rules;

12.8.2	the failure or refusal to exercise any discretion under the Rules; and/or

12.8.3
a Participant ceasing to be a person who has the status or relationship of an employee or executive director with the Company or any other company in the Group for any reason as a result of the termination of the employment relationship with the Company or any other company in the Group.

12.9	Waiver of any rights

Any person who ceases to have the status or relationship of an employee or executive director with the Company or any other company in the Group for any reason as a result of dismissal (lawfully or otherwise) shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or otherwise to any sum, damages, Shares or other benefits to compensate that person for the loss of any rights, benefits or expectations under any Option, the Approved Plan or any instrument executed pursuant to it.

12.10	The Benefit of Rule 12.8 and Rule 12.9

The benefit of Rule 12.8 and 12.9 is given for the Company and/or the Trustee (where the Option was not granted by the Company) as appropriate for itself and as trustee and agent of the Company (if the benefit is given for the Trustee) and of all the Company’s Subsidiaries, or any of its Associated Companies or Associated Undertakings. To the extent that the Company, any Subsidiary, Associated Company or Associated Undertaking of the Company is not a party to the grant of an Option, the Company and/or the Trustee, as appropriate, will hold the benefit of Rule 12.8 and Rule 12.9 on trust and as agent for each of them and the Company and/or the Trustee may, at their respective discretion, assign the benefit of this rule 12.10 to any of them.

12.11	Options are subject to the Rules

Options are granted incorporating and subject to the Rules.

12.12	Articles of Association

Any Shares acquired on the exercise of Options are subject to the Articles of Association of the Company as amended from time to time.

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12.13	Governing Law

The Rules are governed by and interpreted in accordance with the law of England. Each Participant, the Company and any other Participating Company or Associated Company submits to the jurisdiction of the English courts in relation to anything arising under the Approved Plan.

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RULES OF THE mmO2 APPROVED SHARE OPTION PLAN

DEFINITIONS APPENDIX

INTRODUCTION

The words and expressions used in the Rules which have capital letters have the meanings set out below. In the Rules:

(i)	the headings are for the sake of convenience only and should be ignored when construing the Rules;

(ii)	reference to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any subordinate legislation made under them; and

(iii)	unless the context requires otherwise, words in the singular include the plural and vice versa and words imputing either gender include both genders.

1.	DEFINITIONS

Appropriate Period	has the meaning given by Paragraph 15 (2) of Schedule 9 to the Taxes Act;

Approved Plan	the mmO2 Approved Share Option Plan constituted by these Rules;

Associated Company	in relation to the Company, has the meaning given by Section 416 of the Taxes Act;

Associated Undertaking	a company or partnership in which the Company has an interest through a shareholding or otherwise;

Board	the board of directors for the time being of the Company or a duly authorised committee of it;

Close Period
a period when the members of the Board of the Company are prohibited from dealing in Shares under the Criminal Justice Act 1993, or the Financial Services Authority model code on transactions in securities, or under any other statute, regulation or similar code to which the Company is subject;

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the Company
mmO2 plc (registered no. 4190833) which, for the purposes of the Rules, may act through the Board or through any two employees of the Group authorised to act in accordance with the policies established under Rule 1;

Control	has the meaning given by Section 840 of the Taxes Act;

Date of Grant	in relation to an Option, the date on which that Option is granted;

Dealing Day	a day on which the London Stock Exchange is open for the transaction of business;

Definitions Appendix	this appendix which forms part of the Rules;

Eligible Employee	any person who at the Date of Grant:

(i)	is an employee or director of a Participating Company, on terms which, in the case of a director, require him to devote no less than 25 hours per week (excluding meal breaks) to his duties; and

(ii)	is not precluded from participating in the Approved Plan by Paragraph 8 of Schedule 9 to the Taxes Act;

Employees’ Share Scheme	an employees’ share scheme (as defined by Section 743 of the Companies Act 1985) established by the Company (excluding the Legacy Plans);

Employment	Employment as an employee of a Participating Company or an Associated Company;

Grant Period	in relation to the grant of an Option, any period which is not a Close Period;

Group	Participating Companies and Associated Companies.

Legacy Plan
mmO2 Legacy Option Plan under which options are proposed to be granted to employees of the Group in consideration for the release of equivalent options over shares in British Telecommunications PLC which were granted under that company’s share option schemes;

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London Stock Exchange	the London Stock Exchange plc (or any successor body carrying on the business of the London Stock Exchange);

Market Value
in relation to a Share on any day an amount equal to its middle market quotation (as derived from the Daily Official List of the London Stock Exchange) on, at the discretion of the Company, the Dealing Day of the Date of Grant, the Dealing Day immediately preceding the Date of Grant or the average middle market quotation of the three Dealing Days immediately preceding the Date of Grant;

Option	a contingent right to acquire Shares under the Approved Plan which has been granted or is proposed to be granted;

*Option Price	the price per Share at which a Participant may acquire Shares on the exercise of an Option which must not be manifestly less than the Market Value of a Share at the Date of Grant;

Participant	an Eligible Employee to whom an Option has been granted or (where the context requires) his personal representatives;

Participating Company	the Company and any Subsidiary designated by the Board as a Participating Company;

Plan Period	the period starting on the date the Approved Plan was approved by the Company in general meeting and ending on the tenth anniversary of that date;

Redundancy	has the meaning given in the Employment Rights Act 1996;

Remuneration Committee	the duly authorised remuneration committee of the Board all of whose members are non-executive directors;

Retirement	normal retirement at or after any age at which the Participant is bound to retire under the terms of his contract of employment (or such other date as the Company may determine);

Rules	the rules of the Approved Plan, including the Definitions Appendix, as amended from time to time;

*	Where the Option is an Option to subscribe, the Option Price cannot be less than the nominal value of a Share.

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Share	a fully paid ordinary share in the capital of the Company which satisfies the conditions of Paragraphs 10 to 14 of Schedule 9 to the Taxes Act;

Specified Anniversary	in respect of an Option or any part of it, the period or periods specified by the Company at the Date of Grant, the first of which cannot be less than one year the Date of Grant;

Subsidiary	a company which in relation to the Company is a company as defined by Section 736 of the Companies Act 1985 and which is under the Control of the Company;

Taxes Act	the Income and Corporation Taxes Act 1988;

Trustee	the trustee from time to time of an employee share ownership trust established by the Company as an Employees’ Share Scheme;

Unapproved Plan	the mmO2 Unapproved Share Option Plan;

Variation	in relation to the equity share capital of the Company:

(i)	a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction; or

(ii)	any other variation in respect of which the Inland Revenue may from time to time allow an adjustment of Options in accordance with Rule 9.